Customer No. 2920	Exhibit 10.66

AMENDMENT TO LOAN AGREEMENT

THIS AMENDMENT TO BUSINESS LOAN AGREEMENT (ASSET BASED) made at Akron, Ohio as of March 26, 2012, between FIRSTMERIT BANK, N.A., (the "Lender") and Ourpet’s Company (the "Borrower").

W I T N E S S E T H

WHEREAS, the Lender and the Borrower made and entered into a Business Loan Agreement (ASSET BASED) dated June 28, 2011, and as amended; and

WHEREAS, the Lender and the Borrower desire to revise certain language;

NOW THEREFORE, in consideration of the mutual premises herein contained and other valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree to amend the Business Loan Agreement (ASSET BASED) in the following respect and in such respect only:

1. Revise Subsection "Minimum Income and Cash Flow Requirements" under subsection "Financial Covenants and Ratios" under section “AFFIRMATIVE COVENANTS” as follows:

Minimum Income and Cash Flow Requirements: Other Cash Flow requirements are as follows: (A) for the trailing twelve month periods ending 3/31/ 12 and 6/30/12 as follows: Exclude from the numerator (add it back to the numerator) the one-time inventory adjustment of $588,000 for the corresponding periods of fiscal year ending 12/31/11, and exclude from the denominator (subtract it from the denominator) the $467,500 of principal payments on the subordinated debt that was made in corresponding periods of the fiscal year ending 12/31/11; (b) for the trailing twelve month period ending 9/30/12: Exclude from the numerator (add it back to the numerator) the one-time inventory adjustment of $138,000 for corresponding quarterly period of fiscal year ending 12/31/11, and exclude from the denominator (subtract it from the denominator) the $50,000 of principal payments on the subordinated debt that was made in corresponding quarter of Fiscal Year ending 12/31/11.

It is expressly understood and agreed that all other terms and conditions of the aforesaid Loan Agreement shall remain unchanged and in full force and effect and are fully applicable to the amendment made hereby.

It is expressly agreed by the Parties that this Amendment does not change any other terms or conditions of the Note not specifically amended herein, and that such terms and conditions not amended shall remain in full force and effect and are expressly applicable to the terms of this Amendment.

The undersigned Borrower hereby ratifies and affirms its liability to FMB pursuant to the aforesaid indebtedness and loan relationship, evidenced in part, by this Amendment and agrees that its liability thereon shall continue in full force and effect and represents to FMB that it has no defenses, set-offs, or other claims against FMB. The undersigned Borrower releases and forever discharges FMB, its present and future, directors, officers, employees, agents, attorneys, successors and assigns, of and from, any and all actions, claims, and/or demands (whether these are now known or unknown, or whether these now exist or may hereafter accrue through the date of this Amendment) which said Borrower may hold against FMB, its present and future directors, officers, employees, agents, attorneys, successors and/or assigns, as a result of said Parties’ business , legal and contractual relationship, which in any manner arises under, arises in, or relates to, the indebtedness and loan relationship, evidenced in part, by this Amendment. The undersigned Borrower further agrees that in the event its indebtedness and loan relationship, evidenced in part, by this Amendment, is secured by any lien or security interest, nothing contained herein or done pursuant hereto shall affect such lien or security interest or the priority of the same with regard to other encumbrances.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized officers as of this date first above written.

BORROWER:

Ourpet’s Company

/s/ Steven Tsengas	March 28, 2012
Steven Tsengas, President	Date

FirstMerit Bank, N.A.

/s/ Eric Hollinger	March 28, 2012
Eric Hollinger, Senior Vice President	Date